SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                October 10, 1996
                Date of Report (Date of earliest event reported)




                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

              33-13760-LA                           87-0444770

         (Commission File Number)                 (IRS Employer
                                                   Identification Number)


       2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (504) 293-1100

     This Current Report on Form 8-K/A-2 is intended to amend and restate in their entirety Items 2, 7(a) and 7(b) of the Company's Current Report on Form 8-K dated October 10, 1996 as amended by the Company's Current Report on Form 8-K/A dated December 20, 1996, in order to ensure that the information contained in the report is true, accurate and complete as of the date of the filing of this Current Report on Form 8-K/A-2, July 15, 1997. Item 7(c) Exhibits remains as previously filed with the Commission in the Company's Form 8-K dated October 10, 1996 and is incorporated by reference herein.

     During the fourth quarter of 1996, the Company acquired significant oil and gas reserves from an unrelated entity in two separate transactions.

     In the first transaction ("Phase I") on October 10, 1996, the Company acquired various properties for $3,000,000. The acquisition was reported in a Current Report on Form 8-K, dated October 10, 1996 and filed with the Commission on October 28, 1996. The report was amended on December 20, 1996 to present financial information on the acquired properties available to the Company at that time.

     In the second transaction ("Phase II") on December 5, 1996, the Company acquired various properties for $7,654,000. The acquisition was reported in a Current Report on Form 8-K dated December 5, 1996 and filed with the Commission on December 18, 1996. The report was amended on February 19, 1997 to present financial information on the acquired properties available to the Company at that time.

     In this Current Report on Form 8-K/A-2 the Company is presenting the Audited Statements of Revenues and Direct Operating Expenses with notes for Phase I above. An Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996 which combines the Phase I and Phase II acquisitions is presented in order to provide the reader a clear picture of the impact the acquisitions would have had on the Company's financial statements had they both occurred on January 1, 1996.

ITEM 2.           ACQUISITION OF ASSETS

     On October 10, 1996, GulfWest Texas Company, a wholly owned subsidiary of GulfWest Oil Company (the "Company"), purchased from Gary O. Bolen, individually and d/b/a Badger Oil Company, and Pharaoh Oil and Gas, Inc., unrelated parties (collectively "Pharaoh"), 100% working interest in 279 oil wells on 5,100 acres in the Vaughn Field, Crockett County, Texas, for $3,000,000, pursuant to a Purchase and Sale Agreement (the "Agreement") dated June 12, 1996.

     Currently, 82 of the oil wells acquired are active, producing an aggregate of 235 barrels of oil per day. The Company plans to place 80 of the inactive wells back in production over the next six months through enhancement and recompletions, increasing production to approximately 420 barrels per day. The properties have proved developed producing and non-producing oil reserves estimated at 1.3 million barrels. The field has numerous infield drilling locations as well as secondary recovery potential.

     Under the terms of the Agreement, the Company paid $1.5 million in cash, using substantially all of the proceeds of the Company's recent Private Offering of preferred stock, and the balance was financed by the seller. The Company executed a term note to Pharaoh for $1.5 million, together with interest thereon, at a variable rate of interest per annum equal to the Prime Rate of the Texas Commerce Bank National Association of Midland, Texas plus 1.5% per annum, but in no event to exceed the highest lawful rate. The note is due and payable in thirty-six (36) monthly installments with the first thirty-five (35) in the amount of $14,342.88 plus accrued interest due and payable on or before the 22nd day of each and every month, beginning on November 22, 1996, and one final installment of the entire unpaid balance of principal and accrued interest due on or before October 22, 1999, unless otherwise extended. The properties are encumbered by a first mortgage held by the Texas Commerce Bank, who has agreed to release the mortgage upon receipt of $1,274,000 in principal, plus accrued interest.

     Management of the Company negotiated the purchase price based upon a report on the property provided by the independent engineering firm of Ryder Scott Company, Denver, Colorado.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

         (b)      Pro Forma Financial Information

         (c)      Exhibits

               2.1  Purchase  and  Sale  Agreement,  with  amendments,   between
                    Pharaoh Oil and Gas, Inc., as Seller, and WestCo Producing Company, as Purchaser, dated June 12, 1996.

               2.2  Addendum of Purchase and sale  Agreement by and between Gary
                    O. Bolen, Individually and d/b/a Badger Oil Company, Pharaoh Oil and Gas, Inc. and GulfWest Texas Company.

               2.3 Assignment of Purchase and Sale Agreement by and between Gary O. Bolen, Individually and d/b/a Badger Oil Company, Pharaoh Oil and Gas, Inc., GulfWest Texas Company and WestCo Producing Company.

               2.4 Assignment and Bill of Sale by and between Gary O. Bolen, Individually and d/b/a Badger Oil Company and Pharaoh Oil and Gas, Inc. as Assignor and GulfWest Texas Company as Assignee.

               3.1 Articles of Incorporation of the Company and Amendments thereto previously filed with the Company's Registration Statement (on Form S-1, Reg. No. 33-53526), filed with the Commission on October 21, 1992.

               3.2 Statement of Resolution Establishing and Designating the Company's Class AA Preferred Stock, filed with the Secretary of State of Texas as an amendment to the Company's Articles of Incorporation on September 23, 1996.

               3.3  Statement of Resolution  Establishing  and  Designating  the
                    Company's Class AAA Preferred Stock, filed with the Secretary of State of Texas as an amendment to the Company's Articles of Incorporation on September 23, 1996.

               4.1 Term Note in the amount of $1,500,000.00 payable to the order of Pharaoh Oil and Gas, Inc and to be executed by GulfWest Texas Company.

                          INDEPENDENT AUDITOR'S REPORT




To the Stockholders and Board of Directors
GULFWEST OIL COMPANY AND SUBSIDIARIES


     We have audited the accompanying statements of revenues and direct operating expenses of the Phase I Acquired Properties (see Note 1) for the nine months ended September 30, 1996 and year ended December 31, 1995. These financial statements are the responsibility of GulfWest Oil Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit incudes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Phase I Acquired Properties (see Note
     1), for the nine months ended September 30, 1996 and year ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/Weaver and Tidwell, L.L.P
WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
July 10, 1997


                         THE PHASE I ACQUIRED PROPERTIES

              Statements of Revenues and Direct Operating Expenses

                For the Nine Months Ended September 30, 1996 and
                      For the Year Ended December 31, 1995


                                                                   Nine Months
                                                                      Ended                   Year Ended
                                                                  Sept. 30, 1996            Dec. 31, 1995
REVENUES:

  Oil and Gas Sales                                                 $   711,507             $   698,904


EXPENSES:

  Production Taxes                                                       32,846                  32,294
  Lease Operating Expenses                                              389,846                 503,170

    Total Expenses                                                      422,692                 535,464

    REVENUES LESS DIRECT
       OPERATING EXPENSES                                          $    288,815             $   163,440





















The accompanying Notes are an integral
 part of these statements.

                         THE PHASE I ACQUIRED PROPERTIES
          NOTES TO STATEMENTSOF REVENUES AND DIRECT OPERATING EXPENSES

     Note 1. Summary of Significant Accounting Policies

     The accompanying statement presents the revenues and direct operating expenses applicable to the oil and gas properties acquired (the "Phase I Acquired Properties") from Pharaoh Oil & Gas, Inc., Taylor Link Operating Co. and Gary O. Bolen, Individually and d/b/a Badger Oil Company.

     Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented due to the fact that management of the Phase I Acquired Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Phase I Acquired Properties. Reliable historical financial information prior to 1995 is not available.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

     Note 2. Supplemental Oil and Gas Information (UNAUDITED)

     Total proved oil reserves (there are no gas reserves) of the Phase I Acquired Properties as of October 1, 1996 were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standard Board which require that reserve reports be prepared using existing economic and operating conditions with no provision for price and cost escalation except under contractual arrangements. The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. All of the reserves of the Phase I Acquired Properties are located in the United States.

     Estimated Quantities of Proved Oil Reserves:

                                                         Nine Months
                                                           Ended                     Year Ended
                                                     September 30, 1996          December 31, 1995
                                                          Oil Bbls                    Oil Bbls
         Proved Reserves -
           Beginning of Year                              1,436,031                  1,479,281
           Production                                       (36,721)                   (43,250)

                                                          1,399,310                  1,436,031

         Proved Reserves -
           Proved Developed                                 782,720                    819,441
           Proved Undeveloped                               616,590                    616,590

                                                          1,399,310                  1,436,031

                         THE PHASE I ACQUIRED PROPERTIES
          NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES


     Note 2. Supplemental Oil and Gas Information (UNAUDITED) - continued

     Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
     Reserves:

                                                                       September 30,       December 31,
                                                                            1996               1995

         Future Cash Inflows                                            $  29,396,993      $ 23,683,201
         Future Production and Development Costs                          (15,554,162)      (15,628,920)

         Future Net Cash Flows                                             13,842,831         8,054,281
         10% Annual Discount for Estimated
                 Timing of Cash Flows                                      (8,172,271)       (4,657,597)

         Discounted Future Income Taxes                                    (1,313,841)         (645,496)

         Standardized Measure of Discounted
                 Future Net Cash Flows                                  $   4,356,719      $  2,751,188


         Changes in Standardized Measures:

         Beginning of Year:                                             $   2,751,188      $  1,697,745
                 Changes From:
                       Sale of Oil and Gas Produced
                             Net of Production Cost                          (288,815)         (163,440)
                       Accretion of Discount                                  339,668           197,108
                       Revisions                                            2,223,023         1,391,936
                       Change in Income Taxes                                (668,345)         (372,161)

         End of Year                                                    $   4,356,719      $  2,751,188


                              GULFWEST OIL COMPANY
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996


                                                Historical                Adjustments
                                               The Company         Phase I           Phase II           Pro Forma

OPERATING REVENUES:
  Oil and Gas Sales                            $  1,549,069        $ 711,507        $ 2,267,994       $ 4,528,570
  Lease Sales                                       252,333                                               252,333
  Well Servicing Revenues                            58,881                                                58,881
  Operating Overhead and Other Income               105,729                                               105,729

    Total Revenues                                1,966,012          711,507          2,267,994         4,945,513

COST AND EXPENSES:
  Lease Operating Expenses                          656,957          422,692            998,836         2,078,485
  Cost of Leases Sold                                91,831                                                91,831
  Cost of Well Servicing Operations                  46,424                                                46,424
  Lease Abandonment                                  85,696                                                85,696
  Depreciation, Depletion and Amortization          466,097          106,584            592,116         1,164,797
  General and Administrative                      1,058,870                                             1,058,870

    Total Expenses                                2,405,875          529,276          1,590,952         4,526,103

INCOME (LOSS) FROM
   OPERATIONS                                      (439,863)         182,231            677,042           419,410

OTHER INCOME AND EXPENSE:
  Interest Income                                    35,211                                                35,211
  Interest Expense                                 (420,083)        (121,875)          (575,250)       (1,117,208)

    Total Other Income and Expense                 (384,872)        (121,875)          (575,250)       (1,081,997)

NET INCOME (LOSS) BEFORE
   INCOME TAXES                                    (824,735)          60,356            101,792          (662,587)

INCOME TAXES                                              0                0                  0                 0

NET INCOME (LOSS)                              $  ( 824,735)       $  60,356        $   101,792       $  (662,587)


INCOME (LOSS) PER SHARE                        $      (0.71)                                          $     (0.58)




          See accompanying notes to the unaudited pro forma statements.

                              GULFWEST OIL COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     1. Basis of Presentation

     The accompanying unaudited pro forma statements of operations present the results of operations of the Company for the year ended December 31, 1996, as if the purchase of the Phase I and Phase II properties (collectively the "Acquired Properties") had occurred as of the beginning of 1996.

     The unaudited pro forma information has been prepared and all calculations have been made by the Company based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth in the notes below. The accompanying unaudited pro forma financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to those rules and regulations. The financial statements of the Company and the related notes thereto presented in the Annual Report on form 10-K should be read in conjunction with these pro forma statements.

     2. Pro Forma Adjustments

     The accompanying unaudited pro forma statements of operations reflect the following adjustments:

               (a) To adjust oil and gas production revenues as a result of the acquisition of the Acquired Properties.

               (b) To adjust depreciation and depletion as a result of the acquisition of the Acquired Properties.

               (c) To adjust interest expense for financing of the Acquired Properties.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GULFWEST OIL COMPANY



Date:   July 15, 1997                   By: /s/Jim C. Bigham
                                            Jim C. Bigham
                                            Executive Vice President\Secretary